Exhibit 3.23

State of Delaware Secretary of State Division of Corporations Delivered 05:08 PM 12/17/2007 FILED 05:08 PM 12/17/2007 SRV 071331800 — 4475248 FILE
CERTIFICATE OF FORMATION
OF
SHEILA MCDEVITT, LLC
           This Certificate of Formation of SHEILA MCDEVITT, LLC (the “LLC”), dated as of the 17th day of December, 2007, is being duly executed and filed by Peter M. Agnetti as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.).
           FIRST. The name of the limited liability company formed hereby is “Sheila McDevitt, LLC”.
           SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
           THIRD. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Peter M. Agnetti
Name:	Peter M. Agnetti
Authorized Person